--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    --------

                                    FORM 8-K

                                    --------


              Current Report Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934 (1)



       Date of Report (Date of earliest event reported): January 7, 2003


                        ALLBRITTON COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)






       Delaware              Commission file number:         74-180-3105
    (State or other                 333-02302               (I.R.S. employer
     jurisdiction of                                         identification no.)
     incorporation or
     organization)


                          808 Seventeenth Street, N.W.
                                    Suite 300
                           Washington, D.C. 20006-3910
                    (Address of principal executive offices)


Registrant's telephone number, including area code: 202-789-2130


(1) Pursuant to Section 15(d) of the Securities and Exchange Act of 1934, the Company's duty to file reports is automatically suspended as a result of having fewer than 300 holders of record of each class of its debt securities outstanding as of October 1, 2002, but the Company agreed under the terms of certain long-term debt to continue these filings.



--------------------------------------------------------------------------------

ITEM 5.  Other Events and Regulation FD Disclosure

     On January 7, 2003, Allbritton Communications Company (the "Company") accepted for payment an aggregate of $255,576,000 principal amount of its 9 3/4% Senior Subordinated Debentures due 2007 (the "Debentures") that had been tendered pursuant to the Company's previously announced tender offer and consent solicitation for the Debentures (the "Offer").

     The Offer included the solicitation of consents to amend the indenture pursuant to which the Debentures were issued to eliminate or modify substantially all the restrictive covenants and certain events of default contained in the indenture. As previously announced, holders of a majority in principal amount of the Debentures had consented to the amendments to the indenture. The Company's acceptance for payment of the tendered Debentures caused the amendments to the indenture described in the Offer to become effective as of January 7, 2003, and the indenture as modified by such amendments is binding on holders of Debentures who did not tender pursuant to the Offer.

     The Company made payment for the tendered Debentures from the net proceeds of its sale of $275,000,000 principal amount of 7 3/4% Senior Subordinated Notes that were issued on December 20, 2002.

     The Company has called for redemption on January 21, 2003 all remaining outstanding Debentures at a redemption price of $1,039 per $1,000 principal amount of Debentures, which is the applicable redemption price set forth in the indenture. This report does not constitute a call for redemption, which has already been made in accordance with the indenture.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               ALLBRITTON COMMUNICATIONS COMPANY

                                                           (Registrant)






     January 8, 2003                          /s/ Stephen P. Gibson
----------------------------                -----------------------------------
             Date                           Name: Stephen P. Gibson
                                            Title: Senior Vice President
                                                   and Chief Financial Officer





                                       2